UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

October 3, 2002
(Date of Report)

ALASKA AIR GROUP, INC.
(Exact name of registrant as specified in its charter)
Commission file number 1-8957

Delaware	91-1292054
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

19300 Pacific Highway South, Seattle, Washington 98188
(Address of principal executive offices)
(206) 431-7040
(Registrant’s telephone number)

ITEM 9. Regulation FD Disclosure
Signature

ITEM 9.
Regulation FD Disclosure

FORWARD-LOOKING INFORMATION

This report may contain forward-looking statements that are based on the best information currently available to management. These forward-looking statements are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are indicated by phrases such as “will,” “should,” “the Company believes,” “we expect” or any other language indicating a prediction of future events. There can be no assurance that actual developments will be those anticipated by Alaska Air Group, Inc. (the Company). Actual results could differ materially from those projected as a result of a number of factors, some of which the Company cannot predict or control. For a discussion of these factors, please see Item 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2001. The Company expressly disclaims any duty to update these projections, and makes no representation as to their continued accuracy in the event it does not provide such updates.

Third Quarter 2002 Estimates

	Forecast	Change
	Q3	Yr/Yr
Alaska Airlines
Capacity (ASMs in millions)	5,207	11.1%
Traffic (RPMs in millions)	3,673	10.3%
Passenger load factor	70.5%	(0.5) points
Fuel gallons (000,000)	87.4	9.8%
Cost per ASM excluding fuel (cents)	8.2	(2.0)%

For September 2002, Alaska Airlines experienced a 38.3% increase in traffic on a 33.5% increase in capacity over the same period in 2001. September 2001 traffic, capacity and load factors were adversely impacted by the September 11th terrorists attacks. Alaska Airlines operated approximately 76 percent of its normal flight schedule during the month of September 2001. Had Alaska Airlines operated its normal flight schedule last year, traffic and capacity would be up 5.1 percent and 1.4 percent respectively. For August 2002, RASM declined 3.0% as compared to August 2001. For July 2002, RASM declined 5.4% as compared to July 2001.

Horizon Air
Capacity (ASMs in millions)	657	18.4%
Traffic (RPMs in millions)	424	19.0%
Passenger load factor	64.6%	0.3 points
Fuel gallons (000,000)	14.8	0.7%
Cost per ASM excluding fuel (cents)	14.9	(14.4)%

For September 2002, Horizon Air experienced a 53.9% increase in traffic on a 37.9% increase in capacity over the same period in 2001. September 2001 traffic, capacity and load factors were adversely impacted by the September 11th terrorists attacks. Horizon Air operated approximately 77 percent of its normal flight schedule during the month of September 2001, due to the terrorist attacks on September 11, 2001. Had Horizon Air operated its normal flight schedule last year, traffic and capacity would be up 4.8 percent and 6.2 percent respectively. For August 2002, RASM declined 9.9% as compared to August 2001. For July 2002, RASM declined 12.5% as compared to July 2001.

Capacity and Traffic Estimates for 2002
Provided below are capacity (ASMs in millions) estimates for the full year of 2002.

Alaska Airlines capacity	19,349	8.0%
Horizon Air capacity	2,397	11.6%

Other Financial Information
Cash and Short-Term Investments
Cash and short-term investments decreased $24 million to approximately $661 million on September 30, 2002 from approximately $685 million on August 31, 2002. This decrease is due principally to a purchase of a 737-900 aircraft by Alaska Airlines on September 30, 2002.

Fuel Cost per Gallon

	Cost per Gallon	% Change from Prior Year
Alaska:
July	$0.77	(14.9)%
August	$0.80	(7.9)%
September preliminary	$0.90	(6.0)%
Horizon:
July	$0.77	(16.7)%
August	$0.80	(12.1)%
September preliminary	$0.91	(9.6)%

Current fuel hedge positions for Alaska and Horizon are as follows:

	Approximate % of Expected	Approximate Crude Oil
	Fuel Requirements	Price per Barrel
October – December 2002	40%	$22
January – December 2003	35%	$22

Operating Fleet Plan

Provided below are estimated changes in the Alaska and Horizon fleets for 2002 - 2003.

	On Hand		Estimated Change During
	Seats	YE 2001	2002	2003
Alaska Airlines
B737-200C	111	9	—	—
B737-400	138	39	1	—
B737-700	120	16	—	6
B737-900	172	5	1	5
MD-80	140	32	(1)	(4)

Total		101	1	7

Horizon Air
Dash 8-100/200	37	29	(1)	—
Dash 8-400	70	12	3	—
F-28	69	10	(7)	(3)
CRJ 700	70	9	7	2

Total		60	2	(1)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant
Date: October 3, 2002
-s- Bradley D. Tilden Bradley D. Tilden Executive Vice President/Finance and Controller
-s- Terri K. Maupin Terri K. Maupin Staff Vice President/Finance and Controller

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